                                 SCHEDULE 14A

                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement         [_]  CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
                                              RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_] Soliciting Material Pursuant to Section 240.14a-11(c) or (S) Section 240. 14a-12

                             COVALENT GROUP, INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

         ---------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (4) Date Filed:

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

                             COVALENT GROUP, INC.
                  ONE GLENHARDIE CORPORATE CENTER, SUITE 100
                              1275 DRUMMERS LANE
                               WAYNE, PA  19087

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON MAY 21, 1998


To the Stockholders of
Covalent Group, Inc.

The Annual Meeting of Stockholders (the "Meeting") of Covalent Group, Inc. (the "Company") will be held at The Park Ridge at Valley Forge, 480 North Gulph Road, King of Prussia, PA, 19406 on May 21, 1998 at 10:00 a.m. to consider proposals:

     1. To elect four directors for the ensuing year;
     2. To amend the 1996 Stock Incentive Plan to increase the number of Common Stock shares reserved for issuance from 2,000,000 to 2,500,000;
     3. To ratify the repricing of options under the Company's 1996 Stock Incentive Plan;
     4. To ratify the selection of Arthur Andersen LLP as the Company's independent public accountants for the year ending December 31, 1998; and
     5. To transact any other business as may properly be brought before the Meeting.

Any action may be taken on the foregoing matters at the Meeting on the date specified above, or on any date or dates to which the Meeting may be adjourned.

The Board of Directors has fixed the close of business on April 3, 1998 as the record date for determining the stockholders entitled to notice of and to vote at the Meeting and at any adjournments or postponements thereof. Only stockholders of record of the Company's Common Stock at the close of business on that date will be entitled to notice of and to vote at the Meeting and at any adjournments or postponements thereof.

Your attention is directed to the accompanying Proxy Statement for the text of the resolutions to be proposed at the Meeting and further information regarding each proposal to be made. A copy of the Company's Annual Report on Form 10-KSB for the year ended December 31, 1997 is enclosed herewith.

STOCKHOLDERS UNABLE TO ATTEND THE MEETING IN PERSON ARE ASKED TO VOTE, SIGN, DATE AND RETURN PROMPTLY THE ENCLOSED PROXY IN THE ENCLOSED SELF-ADDRESSED ENVELOPE, WHICH DOES NOT REQUIRE ANY POSTAGE IF MAILED IN THE UNITED STATES.

                                  By order of the Board of Directors

                                  /s/David Weitz
                                  --------------
                                  David Weitz, Secretary

April 21, 1998
Wayne, Pennsylvania

                             COVALENT GROUP, INC.
                  ONE GLENHARDIE CORPORATE CENTER, SUITE 100
                              1275 DRUMMERS LANE
                               WAYNE, PA  19087
                             _____________________

                                PROXY STATEMENT
                             _____________________

Proxies, in the form enclosed with this Proxy Statement, are solicited by the Board of Directors of Covalent Group, Inc. (the "Company") for the Annual Meeting of Stockholders (the "Meeting") to be held on May 21, 1998 at 10:00 a.m. at The Park Ridge at Valley Forge, 480 North Gulph Road, King of Prussia, PA, 19406 and any adjournments or postponements thereof.

Stockholders of record as of the close of business on April 3, 1998 (the "Record Date") will be entitled to vote at the Meeting and any adjournment thereof. As of the Record Date, 11,743,209 shares of Common Stock of the Company were outstanding and entitled to one vote each. Execution of a proxy will not in any way affect a stockholder's right to attend the Meeting and vote in person. Any stockholder submitting a proxy has the right to revoke it at any time before it is exercised by another instrument or transmission revoking it or by filing a properly created proxy bearing a later date with the Secretary of the Company.

Shares represented by properly executed proxies for which no instructions are received will be voted for all the nominees identified below under "Proposal No. 1 - Election of Directors," to increase in the number of shares reserved for the Company's 1996 Stock Incentive Plan identified below under "Proposal No. 2 - Amendment to 1996 Stock Incentive Plan," to ratify the repricing of options granted and outstanding under the Company's 1996 Stock Incentive Plan as described under "Proposal 3 - Repricing of Options Under 1996 Stock Incentive Plan," and for the approval of accountants identified below under "Proposal No. 4 - Appointment of Accountants." The persons named as proxies are either officers or directors of the Company.

The presence, in person or by proxy, of stockholders entitled to cast at least a majority of the votes that all stockholders are entitled to cast on a particular matter to be acted upon at the Meeting, shall constitute a quorum for the purposes of consideration and action on such matter. Abstentions and broker non-votes are each included in the number of shares present at the Meeting for purposes of establishing a quorum. The affirmative vote of a plurality of the votes cast is required for the election of Directors. For all other proposals, the affirmative vote of the holders of a majority of shares of Common Stock
voted, in person or by proxy, at the Meeting is required.   If any other matter
should be presented at the Meeting upon which it is proper to take a vote, shares represented by all proxies received will be voted with respect thereto in accordance with the judgment of the persons named as proxies.

This Proxy Statement and the accompanying materials were first sent to the stockholders on April 21, 1998.

        SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of April 3, 1998 certain information with regard to beneficial ownership of outstanding shares of the Company's Common Stock by (i) each person known by the Company to beneficially own five percent or more of the outstanding shares of the Company's Common Stock, (ii) each director and Named Executive Officer individually, and (iii) all executive officers and directors of the Company as a group:

NAME AND ADDRESS OF                                 PERCENTAGE OF
BENEFICIAL OWNER (1)               SHARES            OUTSTANDING
-------------------                ------            -----------
Bruce LaMont                       6,030,800           51.36%
853 Appaloosa Drive
Collegeville, PA  19426

David Weitz                          211,000 (2)        1.77%
704 Delaware Avenue
Lansdale, PA  19446

Kenneth M. Borow, M.D.               164,200 (3)        1.38%
407 Wyntre Lea Drive
Bryn Mawr, PA  19010

John J. Whittle                       30,558 (4)           *
960 James Street
Syracuse, NY  13201

William K. Robinson                   20,000 (4)           *
1501 Wilson Lane
West Chester, PA  19380

Ivan Rubin                            15,000               *
29 East 64th Street
New York, NY  10021

All Executive Officers             6,486,558 (5)       53.33%
and Directors as
a Group (six persons)

__________________
*  Less than 1% of the outstanding Common Stock.

(1) Unless otherwise noted, the Company believes that all persons have sole voting and investment power with respect to all shares of Common Stock beneficially owned by them.
(2) Includes 210,000 shares of Common Stock underlying vested and currently exercisable stock options.
(3) Includes 150,000 shares of Common Stock underlying vested and currently exercisable stock options.
(4) Includes 20,000 shares of Common Stock underlying vested and currently exercisable stock options.
(5) Includes 415,000 shares of Common Stock underlying vested and currently exercisable stock options.

                    PROPOSAL NO. 1 - ELECTION OF DIRECTORS

Four directors are to be elected at the Meeting, each to serve until the next annual meeting and until his or her successor shall have been elected and qualified. Each of the nominees named below is presently a member of the Board of Directors. In case any of the nominees should become unavailable for election, for any reason not presently known or contemplated, the persons named on the proxy card will have discretionary authority to vote pursuant to the proxy for a substitute.

NAME                   AGE      SINCE      PRINCIPAL OCCUPATION
----                   --       -----      --------------------
Bruce LaMont            46       1995      President, Chief Executive Officer of the Company

John J. Whittle         62       1996      Chairman, President and Chief Executive Officer
                                           of Farmers & Traders Life Insurance Company

William K. Robinson     58       1996      Chief Financial Officer of the Company

Ivan Rubin              58       1997      Consultant

BRUCE LAMONT, President, Chief Executive Officer and Director of the Company. In 1993, Mr. LaMont founded Covalent Research Alliance Corp. He has over 15 years experience in the pharmaceutical industry. From 1980 to 1993, Mr. LaMont worked at Merck Research Laboratories, where he was the Medical Program Liaison of the Marketing and Clinical Development of Merck Human Health Division, where he designed, coordinated and managed clinical trials for NDA submission. He also coordinated projects with marketing, promotion, advertising, legal, manufacturing and regulatory departments to ensure proper achievement of study objectives and implemented clinical development database providing a liaison capacity between marketing and clinical research and development. Mr. LaMont received an Executive MBA and a Masters in Pharmaceutics from Temple University and also holds a B.S. in Biology from Villanova University. In addition, Mr. LaMont has extensive research experience in Gastroenterology, Drug Metabolism, Neurosurgery, Obstetrics and Gynecology. He has held research positions at both the University of Pennsylvania and President, Chief Executive Officer and Director of the Company. In 1993, Mr. LaMont founded the Medical College of Pennsylvania.

JOHN J. WHITTLE, Director. Mr. Whittle is Chairman, President, and Chief Executive Officer of Farmers & Traders Life Insurance Company located in Syracuse, New York. Prior to joining Farmers & Traders in 1989, he held senior management positions with Mutual of New York and served on the Boards of several of their subsidiaries. Mr. Whittle received a Masters in Management from The American College and also holds a B.S. in Insurance from Pennsylvania State University. He is a Chartered Life Underwriter (CLU).

WILLIAM K. ROBINSON, Chief Financial Officer and Director, joined the Company in 1996. He has over 25 years of diverse healthcare management experience, both domestic and international, in large corporate and emerging company operations. From 1994 to June 1996 he was Vice President of Finance for Scott Specialty Gases, Inc., a manufacturer of calibration and medical gases. He was President and CEO of Tektagen, Inc., a biopharmaceutical testing laboratory from 1991 to 1994. Previously, he was employed by SmithKline Beckman for 17 years, where he held the top financial positions in the U.S. Pharmaceuticals, Clinical Laboratories and Animal Health Divisions.

IVAN RUBIN, Director. Mr. Rubin is President of Beta Associates, a health information consulting firm. From 1994 to April 1996, Mr. Rubin was a principal of Corporate Outsourcing Group, a health information consulting firm. From September 1993 to April 1994, Mr. Rubin was an independent business consultant. Prior thereto, Mr. Rubin held various positions at Merck & Co., the last being Vice President, Business Planning, Development and Research. Mr. Rubin holds a B.A. from the University of Buffalo and an M.B.A. from Hofstra University.

COMMITTEES OF THE BOARD
-----------------------

The Company has a Compensation Committee and an Audit Committee.

The Compensation Committee reviews and approves salaries for corporate officers and reviews, approves and administers the Company's stock option plans and grants thereunder. The Compensation Committee met once in 1997. The Compensation Committee is presently composed of two non-employee directors, John J. Whittle and Ivan Rubin.

The Audit Committee recommends outside accountants, reviews the results and scope of the annual audit and the services provided by the Company's independent auditors and the recommendations of the auditors with respect to the accounting systems and controls. The Audit Committee met once in 1997. The Audit Committee is presently composed of two non-employee directors, John J. Whittle and Ivan Rubin. Representatives of the Company's independent auditing firm, Arthur Andersen LLP, met with Mr. Whittle and Mr. Rubin on March 24, 1998 and reviewed their examination of the Company's financial statements for the year ended December 31, 1997.

The Board of Directors had five meetings during 1997. There was no director who, during the last full fiscal year, attended in person or by phone fewer than 75% of board or committee meetings while such person was a director.

DIRECTORS' REMUNERATION
-----------------------

Directors receive no cash compensation for service as directors. Non-employee directors receive an initial option grant under the 1996 Stock Incentive Plan to purchase 10,000 shares of Common Stock upon becoming a director and an annual option grant on the date of the Company's annual meeting to purchase 10,000 shares of Common Stock. Both initial and annual options are exercisable after 12 months of continuous service as a director.

    THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE ENTIRE SLATE
                         OF NOMINEES IN PROPOSAL NO. 1

EXECUTIVE OFFICERS
------------------

Executive officers serve at the discretion of the Board and serve until their successors have been duly elected and qualified or until their earlier resignation or removal. The current executive officers of the Company are as follows:

NAME                      AGE         POSITION(S) HELD WITH COMPANY
----                      ---         -----------------------------
Bruce LaMont               46         President, Chief Executive Officer, Director

Kenneth M. Borow, M.D.     49         President, Clinical Research and Chief Medical Officer

David Shapiro              43         President, Health Management Division

David Weitz                47         Secretary and Treasurer

William K. Robinson        58         Chief Financial Officer, Director

KENNETH M. BOROW, M.D., President, Clinical Research and Chief Medical Officer joined the Company in January 1997. For the previous four years, Dr. Borow was Senior Director, Medical Research Associates Department, Merck Research Laboratories where he directed clinical research operations for 163 different protocols, and developed a Merck-based contract group consisting of field monitors, data coordinators and statisticians. Previously, he was a Professor of Medicine and Pediatrics at the University of Chicago, and originator of a worldwide clinical research program in cardiac function which included investigative sites in the United States, United Kingdom, Norway, Israel and South Africa. Dr. Borow graduated from the Temple Medical School in 1974. Dr. Borow is a Harvard-trained Internist, Pediatrician, Adult Cardiologist and Pediatric Cardiologist.

DAVID SHAPIRO, MB CHB, MRCP, MFPM, President, Health Management Division joined the Company in December 1997 and was appointed an officer in March 1998. In this position Dr. Shapiro directs the Company's expanding activities in health management and research services. For the previous three years he was President of the Medical Research Center of Scripps Clinic in LaJolla, California, which he founded. Previously, he was Vice President of Clinical Research at Gensia from 1990 to 1995 and Director of Clinical Research at Merck and Co. from 1985 to 1990. He serves on several professional committees and is an elected Board Member and Vice President of Promotional Development of the American Academy of Pharmaceutical Physicians. Dr. Shapiro obtained his medical degree in Britain from Dundee and Medical School University in 1978 and underwent postgraduate training in internal medicine, primarily in the University Hospitals in Oxford.

DAVID WEITZ, Secretary and Treasurer. In January 1995, Mr. Weitz was appointed Chief Information Officer of Covalent Research Alliance Corp. He is responsible for planning, implementation, and use of Information Technologies. For the previous 12 years he was employed by Merck Research Laboratories as Manager of Technical Support and Training where he was responsible for planning, implementing and operating a computer technical support program and computer application training program for all divisional employees located at three geographical locations.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
-------------------------------------------------------

Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers and directors to file initial reports of ownership and reports of change of ownership with the Securities and Exchange Commission (the "SEC"). Executive officers and directors are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. Based solely upon a review of copies of reports furnished to the Company during the fiscal year ended December 31, 1997, the following persons filed the number of late reports or failed to file reports representing the number of transactions set forth after his name: Kenneth M. Borow, M.D. one transaction; William K. Robinson two transactions; Ivan Rubin one report/one transaction; John J. Whittle one transaction.

                            EXECUTIVE COMPENSATION

The following table sets forth the total compensation paid by the Company to the Named Executive Officers for or with respect to their services during the year ended December 31, 1997. The Named Executive Officers include the Company Chief Executive Officer and three executive officers who were paid more than $100,000 in 1997.

                          SUMMARY COMPENSATION TABLE

                                                                   Long Term
                                         Annual Compensation      Compebnsation
                                         -------------------      -------------
                                                                   Securities
                                                                   Underlying        Other Annual
Name and Principal Position        Year   Salary      Bonus         Options          Compensation
---------------------------        ----   ------      -----         -------          ------------
Bruce LaMont                       1997   $250,000   $30,000           --                 --
President and Chief Executive      1996    210,000        --           --                 --
Officer                            1995    240,000        --           --                 --

Kenneth M. Borow, M.D.             1997    219,000    15,000      250,000                 --
President, Clinical Research       1996         --        --      250,000
and Chief Medical Officer/(1)/

David Weitz                        1997    115,000    10,000           --                 --
Secretary, Treasurer and Chief     1996     85,000    10,000           --                 --
Information Officer                1995     85,000    10,000           --                 --

William K. Robinson                1997    121,000        --       60,000                 --
Chief Financial Officer/(2)/       1996     59,160        --       20,000                 --

(1)  Dr. Borow was not an employee of the Company prior to 1997.
(2)  Mr. Robinson was not an employee of the Company prior to June 1996.

All executive officers of the Company are full-time employees of the Company. There are no written employment agreements.

The following table sets forth certain information concerning grants of stock options made during the year ended December 31, 1997 to the Named Executive Officers.

                     OPTIONS GRANTED IN THE LAST FISCAL YEAR
                           Number of      % of Total
                          Securities       Options
                          Underlying      Granted to      Exercise
                           Options       Employees in      Price      Expiration
Name                      Granted (1)     Fiscal Year    ($/share)       Date
----                      ----------      -----------    ---------       ----
Bruce LaMont                     --          --                --            --
Kenneth M. Borow, M.D.      250,000          33             4.125      09/03/02
David Weitz                      --          --                --            --
William K. Robinson          10,000           1             4.000      05/05/02
                             50,000           7             4.156      12/14/02


(1) The 1996 Stock Incentive Plan is administered by the Board of Directors through the Compensation Committee. The exercise price per share of options granted equals the fair market value per share of the Company's Common Stock on the date of the grant, and the options are exercisable over a period of five years from the date of grant. All options expire ninety days after termination of employment unless employment is terminated because of death or disability, in which case the options terminate in one year.

The table below sets forth certain information regarding the number and value of unexercised options held by Named Executive Officers of the Company as of December 31, 1997. Mr. LaMont does not hold any options. No options were exercised by the Named Executive Officers during the year ended December 31, 1997.

                   AGGREGATED FISCAL YEAR-END OPTION VALUES

                             Number of Securities Underlying       Value  of Unexercised In-the-Money
                                Unexercised Options at                         Options at
                                  December 31, 1997                       December 31, 1997 (1)
                                  -----------------                       --------------------
Name                         Exercisable       Unexercisable       Exercisable       Unexercisable
----                         -----------       -------------       -----------       -------------
Kenneth M. Borow, M.D.        150,000             350,000           $ 43,750            $81,250
David Weitz                   210,000                  --            886,200                 --
William K. Robinson            20,000              60,000                 --              7,200


(1) Based on the closing price of the Common Stock on the Nasdaq SmallCap Market on that date, $4.25, net of the exercise price.

            PROPOSAL NO. 2 - AMENDMENT TO 1996 STOCK INCENTIVE PLAN

On March 24, 1998, the Board of Directors unanimously approved an amendment to the Company's 1996 Stock Incentive Plan (the "Plan") to increase the number of Common Stock shares reserved for issuance thereunder from 2,000,000 shares to 2,500,000. The following is a description of the Plan.

At the Annual Meeting of Stockholders held on September 20, 1996, stockholders approved the adoption of the Plan. The Plan provides for the granting of incentive and non-qualified stock options, at an option price of not less than 100% of the fair market value of the Company's Common Stock at the time of grant. Stock options will expire not later than five years after the date they are granted. In addition, the Board of Directors may award Common Stock under the Plan as stock bonuses, restricted stock, stock appreciation rights and cash bonus rights. Further, any non-employee Director shall be automatically granted an option to purchase 10,000 shares of the Company's Common Stock at an exercise price equal to the market value at date of grant for each year that such person serves as a Director. Such options shall vest 100% after one year of continuous service for non-employee Directors. Options granted to employees shall vest 25% for each 12 months of continuous service until fully vested, unless such vesting schedule is modified or superseded by the Board of Directors.

The Plan is administered by the Board of Directors through the Compensation Committee which is composed of non-employee Directors. The Compensation Committee has discretion to select the employees to whom stock options or awards will be granted and to determine the type, size and terms and conditions of each option grant or award, and has the authority to interpret, construe and administer the provisions of the Plan.

Currently, 2,000,000 shares of Common Stock are reserved for issuance in accordance with the terms of the Plan. As of the Record Date, approximately 92,500 shares of the Company's Common Stock remain available for the granting of new options. The Board of Directors believes it is important and in the best interests of the Company to amend the Plan to increase the number of shares reserved for issuance thereunder by 500,000 to 2,500,000 in order to provide for additional grants to be made to retain key personnel and to have available shares in order to attract further key personnel.

Prior to the date of this proxy, option grants have been made under the Plan to the following persons and groups (with the underlying share amounts immediately following each person or group): Bruce LaMont, President, Chief Executive Officer (0); Kenneth M. Borow, M.D., President, Clinical Research and Chief Medical Officer (500,000); David Weitz, Secretary and Treasurer (0); William K. Robinson, Chief Financial Officer (80,000); Thomas Conant (100,000); all current directors who are not executive officers as a group (50,000); all current executive officers as a group (880,000); all other employees as a group (184,500).

     THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" PROPOSAL NO. 2

     PROPOSAL NO. 3 - REPRICING OF OPTIONS UNDER 1996 STOCK INCENTIVE PLAN

On April 8, 1998, the Board of Directors approved a repricing plan to allow current employees and directors holding outstanding stock options underlying the Plan to elect to replace them with options having an exercise price equal to the fair market value per share of the Common Stock on the day of the Meeting. The repricing plan was unanimously approved by the disinterested directors (Messrs. Robinson, Rubin and Whittle abstaining due to their holding options subject to repricing) and is subject to receipt of stockholder approval at the Meeting. The repricing plan provides that the new options will have vesting terms and all other terms identical to the outstanding options that they are intended to replace.

The repricing plan was implemented to realign the value of the previously granted options, upon exercisability, with the market value of the Company's Common Stock at the time of repricing. The expectation is that the opportunity to earn compensation based on appreciation of the Company's Common Stock from the repriced level will motivate employees to achieve superior results over the long term, encourage key employees to remain with the Company and compensate employees for work and economic sacrifices made.

On April 13, 1998, the closing price of the Company's Common Stock was
$2-1/32 per share. The table below lists the Named Executive Officers with shares underlying options subject to repricing, the exercise price of such options and the length of the original option term remaining at the date of repricing:

                                 Shares of Common                              Length of Original Option
                                Underlying Repriced        Exercise Price at    Term Remaining at Date of
                                     Options               Time of Repricing            Repricing
                                -------------------        -----------------   --------------------------
Name
----
Kenneth M. Borow, M.D.                 250,000                    3.875                  3.3
                                       250,000                    4.175                  4.4
William K. Robinson                     20,000                    5.375                  3.2
                                        10,000                    4.000                  4.1
                                        50,000                    4.156                  4.7

The table below lists all current executive officers as a group, all current directors who are not executive officers as a group and all employees, including all current officers who are not executive officers, as a group with shares underlying options subject to repricing, the weighted average exercise price of such options and the average length of the original option term remaining at the date of repricing:

                                                                                      Average
                                 Shares of Common Stock    Weighted Average   Length of Original Option
                                   Underlying Repriced    Exercise Price at    Term Remaining at Date of
                                       Options            Time of Repricing          Repricing
                                       -------            -----------------          ---------
Group
-----
All Executive Officers                880,000                  4.104                  4.1
All Non-employee Directors             50,000                  4.950                  4.0
All Employees                         184,500                  4.735                  3.4

The Plan requires that any amendments to outstanding option agreements be agreed upon by the holders of the outstanding options affected. Accordingly, no repricing will take place to the extent that an option holder refuses to cancel his outstanding options under the Plan in exchange for a repriced option.

FEDERAL INCOME TAX MATTERS
--------------------------

     Incentive Stock Options

Incentive Stock Options granted under the Plan are intended to qualify for the favorable federal income tax treatment currently afforded "Incentive Stock Options" as defined under Section 422 of the Internal Revenue Code (the "Code").

Under the Code, generally no federal income tax is imposed at the time an Incentive Stock Option is granted or exercised. While ordinarily no income is required to be recognized at the time an Incentive Stock Option is exercised it should be noted that, for purposes of the alternative minimum tax, an Incentive Stock Option is treated as a Non-Qualified Stock Option. Accordingly, the excess of the fair market value of the shares of stock subject to the Incentive Stock Option, determined at the time of exercise, over the exercise price constitutes ordinary income for purposes of the alternative minimum tax. If an optionee disposes of stock acquired pursuant to the exercise of an Incentive Stock Option within the same taxable year as the exercise of such option, then the amount of ordinary income recognized for alternative minimum tax purposes is the lesser of
(i) the excess of the fair market value of the shares over the exercise price at the time the option is exercised, and (ii) the excess of the amount realized on the sale of such stock by the optionee over the exercise price. Accordingly, the exercise of an Incentive Stock Option by an optionee may cause the optionee to incur some alternative minimum tax. For purposes of the alternative minimum tax, the basis of stock acquired through the exercise of any Incentive Stock Option is equal to the fair market value taken into account in determining the amount of ordinary income recognized for alternative minimum tax purposes.

If the shares of stock acquired upon the exercise of an Incentive Stock Option are not disposed of (i) within two years after the date of the grant of the Incentive Stock Option, or (ii) within one year after the exercise of the Incentive Stock Option, then, generally, any gain realized upon the sale or other disposition of such shares will be treated as long-term capital gain. These holding periods are not applicable to Incentive Stock Options exercised after the death of an optionee by his estate or a person who acquired the right to exercise such Incentive Stock Option by reason of the death of the optionee.

The optionee's tax basis, in shares of stock acquired upon the exercise of an Incentive Stock Option, in the event that the entire exercise price is paid in cash, is equal to the exercise price paid. In a case where the optionee pays all or a portion of the exercise price in the form of shares of stock of the Company already owned by him or her, in general, (i) the optionee will not recognize any gain (or loss) with respect to the already-owned shares, but the amount of the gain, if any, which is not so recognized will be excluded from the optionee's bases in the new shares received, and (ii) the new shares received will have a holding period that includes the holding period of the already-owned shares. In the event the already-owned shares used to acquire new shares were acquired pursuant to the exercise of an Incentive Stock Option, the optionee will be treated as having made a Disqualifying Disposition (as defined below) of the already-owned shares if the holding period requirements have not been satisfied.

In the event an optionee sells or otherwise disposes of shares of stock acquired upon the exercise of an Incentive Stock Option before the expiration of two years after the grant of the Incentive Stock Option or before the expiration of one year after the exercise of the Incentive Stock Option (a "Disqualifying Disposition"), the lesser of (i) the excess of the fair market value of the shares of stock at the time the Incentive Stock Option was exercised over the exercise price of such shares, and (ii) the excess of the amount realized upon such Disqualifying Disposition over the exercise price, is treated as ordinary income at the time of the sale or other disposition. Any gain upon a Disqualifying Disposition which is not treated as ordinary income will be treated as long-term capital gain if the shares of stock have been held for a period of more than one year prior to such disposition. The Company generally is entitled to a tax deduction equal to the amount of ordinary income, if any, recognized by the optionee upon a Disqualifying Disposition.

     Non-Qualified Stock Options

Non-qualified Stock Options granted under the Plan will not qualify for the favorable federal income tax treatment accorded Incentive Stock Options. Generally, an optionee should not recognize any income for federal income tax purposes at the time of the grant of a Non-qualified Stock Option under the Plan. Upon the exercise of a Non-qualified Stock Option, the excess of the fair market value of the shares of stock acquired pursuant to such exercise, determined at the time of the exercise, over the exercise price, constitutes ordinary income to the optionee. The Company generally is entitled to a corresponding income tax deduction for the taxable year in which the optionee is required to recognize such ordinary income.

The proposed repricing of options granted under the Plan is not a taxable event and neither the Company nor the optionees will incur a tax in connection with such repricing.

     THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" PROPOSAL NO. 3

                  PROPOSAL NO. 4 - APPOINTMENT OF ACCOUNTANTS

On December 31, 1997, the Company replaced Baratz & Associates, P.A. ("Baratz"), its independent public accountants, with Arthur Andersen LLP ("Andersen"). Baratz previously audited the Company's financial statements for the years ended December 31, 1996 and 1995.

The report of Baratz on the Company's consolidated financial statements for the years ended December 31, 1996 and 1995 did not contain an adverse opinion or a disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles. During the last two years there were no disagreements with Baratz on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure. The decision of the Company to replace Baratz with Andersen as the Company's independent public accountants was unanimously approved by the Board of Directors and approved by the Company's stockholders at its annual meeting on September 16, 1997. Subject to stockholder ratification, the Board of Directors intends to appoint Andersen as its independent auditors for the year ending December 31, 1998. One or more members of Arthur Andersen LLP are expected to be present at the Meeting, and will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

     THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" PROPOSAL NO. 4

STOCKHOLDER PROPOSALS FOR 1998 ANNUAL MEETING
---------------------------------------------

Any stockholder proposal intended to be presented at the Company's 1999 annual meeting of stockholders must be received by the Company at its office in Wayne, Pennsylvania on or before December 21, 1998 in order to be considered for inclusion in the Company's proxy statement and form of proxy relating to such meeting.

EXPENSES OF SOLICITATION
------------------------

The cost of preparing, assembling, mailing and soliciting the proxies will be borne by the Company. In addition to the use of the mails, proxies may be solicited by regular employees of the Company, either personally or by telephone, telegram or facsimile. The Company does not expect to pay any compensation for the solicitation of proxies, but may reimburse brokers and other persons holding shares in their names or in the names of nominees for expenses in sending proxy materials to beneficial owners and obtaining proxies from such owners.

OTHER MATTERS
-------------

The Board of Directors does not intend to bring any matters before the Meeting other than as stated in this Proxy Statement, and is not aware that any other matters will be presented for action at the Meeting. If any other matters come before the Meeting, the persons named in the enclosed form of proxy will vote the proxy with respect thereto in accordance with their best judgment, pursuant to the discretionary authority granted by the proxy.

All properly executed proxies delivered pursuant to this solicitation and not revoked will be voted at the Meeting in accordance with the directions given.
In voting by proxy in regard to the election of four Directors to serve until the 1999 Annual Meeting of Stockholders, stockholders may vote in favor of all nominees or withhold their votes as to all nominees or withhold their votes as to specific nominees. With respect to other items to be voted upon, stockholders may vote in favor of the item or against the item or may abstain from voting. Stockholders should specify their choices on the enclosed proxy. If no specific instructions are given with respect to the matters to be acted upon, and the proxy is returned properly executed then the shares represented by the proxy will be voted FOR the election of all directors FOR all other proposals contained herein.

PLEASE DATE AND SIGN THE ENCLOSED PROXY WHICH IS BEING SOLICITED BY THE BOARD OF DIRECTORS AND RETURN IT IN THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED IF IT IS MAILED IN THE UNITED STATES.

                                           COVALENT GROUP, INC.


                                           By: /s/ David Weitz
                                               ---------------------
                                               David Weitz
                                               Secretary

                        PLEASE DATE, SIGN AND MAIL YOUR
                     PROXY CARD BACK AS SOON AS POSSIBLE!


                        ANNUAL MEETING OF STOCKHOLDERS
                             COVALENT GROUP, INC.


                                 MAY 21, 1998

                                         PLEASE DETACH AND MAIL IN THE ENVELOPE PROVIDED
-----------------------------------------------------------------------------------------------------------------------------------

[X] Please mark your
    votes as in this
    example.


                         WITHHOLD
                         AUTHORITY
                          to vote
                          for all
                         nominees
                 FOR   listed below                                                                            FOR  AGAINST  ABSTAIN
1. ELECTION                         Nominees:  Bruce LaMont              2.  Proposal to amend the 1996 Stock
   OF             [_]      [_]                 William K. Robinson           Incentive Plan to increase the
   DIRECTORS:                                  John J. White                 number of Common Stock shares     [_]    [_]      [_]
FOR all nominees listed except                 Ivan Rubin                    for issuance from 2,000,000 to
as marked to the contrary below                                              2,5000,000.



                                                                         3.  Proposal to ratify the
                                                                             repricing of options under
                                                                             the 1996 Stock Incentive Plan    [_]    [_]      [_]



                                                                         4.  Proposal to ratify the
                                                                             selection of Arthur Anderson
                                                                             LLP to serve as the company's     [_]    [_]      [_]
                                                                             independent accountants
                                                                             beginning in 1998.

                                                                             In their discretion upon such other business as may
                                                                             properly come before the Annual Meeting or any
                                                                             postponement or adjournment thereof.

                                                                         YOUR PROXY IS SOLICITED ON BEHALF OF THE BOARD OF
                                                                         DIRECTORS. YOUR PROXY WILL BE VOTED AS DIRECTED. IN THE
                                                                         ABSENCE OF DIRECTION, YOUR PROXY WILL BE VOTED FOR THE
                                                                         FOUR NOMINEES FOR ELECTION, FOR PROPOSAL 2, AND FOR
                                                                         PROPOSAL 4.

                                                                         STOCKHOLDERS ARE URGED TO DATE, MARK, SIGN AND RETURN THE
                                                                         PROXY PROMPTLY IN THE ENVELOPE PROVIDED, WHICH REQUIRES
                                                                         NO POSTAGE IF MAILED WITHIN THE UNITED STATES.


SIGNATURE__________________________________________________________________________________________________   DATE_________________
                    (Signature of Stockholder)                        (Signature of Stockholder)

Note: Please sign exactly as your name appears on stock certificate (as indicated hereon)